Exhibit 10.1

EXECUTION VERSION

€500,000,000 Zero-Coupon Senior Unsecured Convertible Bond due 2013 (the “Bond”)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THE PRINCIPAL AMOUNT REPRESENTED BY THIS BOND AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 8 OF THIS BOND.

MOLSON COORS HOLDCO, INC.

Issuance Date: June 15, 2012	Principal: €500,000,000

FOR VALUE RECEIVED, Molson Coors Holdco, Inc., a Delaware corporation (the “ISSUER”), hereby promises to pay to the order of Starbev L.P., a Jersey limited partnership (“HOLDER”) and Molson Coors Brewing Company, a Delaware corporation (the “PARENT”) agrees to guarantee the amount set out above as the Principal (as may be reduced pursuant to the terms hereof, the “PRINCIPAL”) when due, whether upon the exercise of the Put Right (pursuant to Section 2 of this Bond), upon exercise of the Optional Redemption (pursuant to Section 3 of this Bond), on Maturity (pursuant to Section 1 of this Bond), acceleration or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms are defined in Section 21 and terms used but not defined herein shall have the meanings set forth for such terms in the Share Purchase Agreement (as defined below). The Parent’s guarantee shall be exclusively governed by the guarantee, a form of which is attached hereto as Exhibit C (the “GUARANTEE”). This Bond is a direct, unconditional, unsubordinated and unsecured obligation of the Issuer and amounts owed under it shall rank pari passu and rateably without any preference among themselves and equally with all other existing and future unsecured and unsubordinated obligations of the Issuer but, in the event of a bankruptcy or winding-up, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

1. MATURITY. On December 31, 2013 (the “FINAL MATURITY DATE”), the Holder shall surrender this Bond to the Issuer and the Issuer shall pay to the Holder an amount in cash, subject to Section 4 hereof, representing (i) the Principal and (ii) the Upside Amount (if any) calculated using the Exchange Rate as at the Final Maturity Date. This Bond is a Zero Coupon Bond and the Principal shall not bear interest, except pursuant to Section 17(b) in the case of a Late Charge (as defined below).

2. PUT RIGHT. During the Conversion Period, the Holder may, at its option and subject to the terms of Section 8 herein, put this Bond in full, and not in part, to the Issuer for cash in an amount equal to the Principal upon giving notice in the manner set forth in Section 2(a). During the Conversion Period, if the Notional Share Value Amount converted into Euros using the Exchange Rate exceeds the Principal, the Holder may, at its option and subject to the terms of Section 8 herein, put this Bond in full, and not in part, to the Issuer for cash, subject to Section 4 hereof, in an amount equal to (i) the Principal and (ii) the Upside Amount using the Exchange Rate as at the Put Exercise Date upon giving notice in the manner set forth in Section 2(a).

(a) Put Notice. In order to exercise such right, the Holder must deliver a written irrevocable notice (which shall be in substantially the form included in Exhibit A hereto by letter, overnight courier, hand delivery, or facsimile transmission of the exercise of such right (a “PUT NOTICE”)) to the Issuer at any time prior to 5:00 p.m. (New York City time) on a Trading Day (the date on which such notice is received by the Issuer is herein referred to as the “PUT EXERCISE DATE”).

(b) Payment. Notwithstanding the Final Maturity Date and subject to the terms of Section 8 herein, amounts payable in cash shall only be due 20 calendar days following the Put Exercise Date and any Parent Class B Common Stock issued pursuant to Section 4 shall be settled on the fifth Trading Day following the Put Exercise Date.

3. OPTIONAL REDEMPTION. The Issuer may, at its option, redeem all but not only some of the Principal of this Bond, if, during the Conversion Period, the parity value of the Notional Initial Number of Shares on each of not less than 20 Trading Days in any period of 30 consecutive Trading Days ending not earlier than 15 days prior to the giving of the relevant optional redemption notice (the “REDEMPTION PARITY VALUE”), calculated using the Redemption Exchange Rate, exceeds 140% of the Principal on such Trading Day (the “REDEMPTION CONDITIONS”).

(a) Redemption Notice. If the Redemption Conditions have been met, the Issuer may deliver a written notice (which shall be in substantially the form included in Exhibit B hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission of the exercise of such right (a “REDEMPTION NOTICE”) to the Holder.

(b) Payment. Within five Trading Days following delivery of a Redemption Notice, the Issuer shall (A) pay the Principal in cash and (B) pay the Upside Amount, at the Issuer’s option, either in (i) shares of Parent Class B Common Stock, the number of shares of Parent Class B Common Stock calculated pursuant to the Notional Cash Value the Trading Day prior to the issuance of a Redemption Notice, or (ii) cash.

4. PARTIAL SHARE SETTLEMENT OPTION.

(a) Partial Share Settlement. Upon receipt by the Issuer of a Put Notice or at the Final Maturity Date, the Issuer shall have the right to deliver to the Holder in lieu of a portion of the cash otherwise deliverable on exercise of the Put Right or on the Final Maturity Date that number of shares of Parent Class B Common Stock equal to the Partial Share Settlement Amount (a “PARTIAL SHARE SETTLEMENT”).

(b) Unregistered Shares. Subject to the Holder’s rights under the Registration Rights Agreement, any share of Parent Class B Common Stock issued hereunder shall not be registered under the Securities Act of 1933, as amended (the “SECURITIES ACT”), or applicable state securities laws. As a consequence and unless the shares of Parent Class B Common Stock are registered in accordance with the Registration Rights Agreement, the shares of Parent Class B Common Stock issued hereunder may not be offered for sale, sold, transferred or assigned in the absence of (a) an effective registration statement under the Securities Act or applicable state securities laws or (b) an opinion of counsel in a generally acceptable form that registration is not required under the Securities Act or applicable state securities laws or (ii) unless sold pursuant to rule 144 under the Securities Act.

(c) Disputes. In the event of a dispute as to the number of shares of Parent Class B Common Stock issuable to the Holder pursuant to sections 1, 2 or 3 of this Bond, the Parent shall issue to the Holder the number of shares of Parent Class B Common Stock not in dispute and resolve such dispute in accordance with Section 16.

5. EVENTS OF DEFAULT.

(a) Each of the following events shall constitute an “EVENT OF DEFAULT”:

(i) the Issuer defaults in the payment of any amount on this Bond when the same becomes due and payable at its stated maturity, upon exercise of the Put Right, upon Optional Redemption, upon declaration of acceleration or otherwise;

(ii) the Parent fails to comply with the provisions of this Bond other than those addressed in clause (i) immediately above, and such failure continues for 90 days after the notice specified below;

(iii) the Issuer, the Parent or any of the Parent’s then existing significant subsidiaries (as defined in Regulation S-X) defaults in respect of any payment of any Debt in a principal amount exceeding $50,000,000 for borrowed money (subject to the lapse of any applicable grace period);

(iv) the payment of any Debt for borrowed money of the Issuer, the Parent or any of the Parent’s then existing significant subsidiaries (as defined in Regulation S-X) in a principal amount exceeding $50,000,000 is accelerated as a result of the failure of the Issuer, the Parent or any of the Parent’s significant subsidiaries (as defined in Regulation S-X) to perform any covenant or agreement applicable to such Debt, which acceleration is not rescinded or annulled;

(v) the Parent or the Issuer pursuant to or within the meaning of any Bankruptcy Law applicable to it:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Bankruptcy Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency and applicable to it; or

(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law applicable to the Parent or the Issuer that:

(A) is for relief against the Parent or the Issuer in an involuntary case;

(B) appoints a Bankruptcy Custodian of the Parent or the Issuer or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Parent or the Issuer;

or any similar relief is granted under any foreign laws applicable to the Parent or the Issuer and the order or decree remains unstayed and in effect for 60 days.

A default under Section 5(a)(iii) or 5(a)(iv) is not an Event of Default with respect to this Bond until the Holder notifies the Issuer of the Default and the Issuer does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “NOTICE OF DEFAULT.”

The Parent shall deliver to the Holder, within 30 days after the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time would become an Event of Default under Section 5(a), its status and what action the Issuer or the Parent is taking or proposes to take with respect thereto.

(b) Acceleration. If an Event of Default specified in Section 5(a)(i) to Section 5(a)(iv) occurs and is continuing with respect to this Bond the Holder, in its discretion, by notice to the Issuer may declare the principal amount of this Bond to be due and payable. Upon any declaration of the type described in the previous sentence of this Section 5(b), such principal amount shall be due and payable immediately. If an Event of Default specified in Section 5(a)(v) or 5(a)(vi) occurs and is continuing, the principal amount of this Bond shall become and be immediately due and payable without any declaration or other act on the part of the Holder. The Holder by written notice to the Issuer may rescind an acceleration of this Bond and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of the principal amount of this Bond that has become due solely because of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

(c) Other Remedies. If an Event of Default with respect to this Bond occurs and is continuing, the Holder may in its discretion pursue any available remedy to collect the payment of the Principal or to enforce the performance of any provision of this Bond. A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default with respect to this Bond shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

(d) Waiver of Past Defaults. The Holder may waive an existing Event of Default and its consequences. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.

(e) Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Bond; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Holder, but shall suffer and permit the execution of every such power as though no such law had been enacted.

6. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following shall occur prior to the earliest of the Final Maturity Date, or any settlement following the Put Exercise Date or delivery of a Redemption Notice, namely: (a) any reclassification or change of shares of Parent Class B Common Stock issuable in connection with this Bond (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 21(u)); (b) any consolidation or merger or combination to which the Parent is a party other than a merger in which the Parent is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Parent Class B Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Parent, directly or indirectly, to any person, (each a “QUALIFYING FUNDAMENTAL CHANGE”), then the Holder shall have the right to put this Bond to the Issuer, or such successor, purchasing or transferee corporation, as the case may be, for cash, subject to Section 4, in an amount equal to (i) the principal, (ii) the Upside Amount (if any) and (iii) the market value of the Additional Shares (as defined below). In order to exercise such right, the Holder must deliver a Put Notice pursuant to section 2(a) of this Bond. The provisions of this Section 6 and Section 8 shall similarly apply to successive Qualifying Fundamental Changes.

If a Holder elects to put this Bond pursuant to this Section 6 in connection with a Qualifying Fundamental Change, the additional number of shares of Class B Common Stock (the “ADDITIONAL SHARES”) shall be determined by reference to the table attached as Appendix A hereto. The adjustment provided for in this Section 6 shall only be made if and only if the Holder delivers a Put Notice to the Issuer in connection with such Qualifying Fundamental Change and shall not otherwise be effective. A Put Notice shall be considered to be “in connection with” a given Qualifying Fundamental Change if such Put Notice is delivered at any time from or after the date which is 40 days prior to the anticipated effective time of any Qualifying Fundamental Change as announced by the Parent, which announcement must occur, to the extent practicable, not earlier than 70 days nor later than 40 days prior to such anticipated effective time, until 5:00 p.m. (New York City time) on the 30th Trading Day after the effective date of such Qualifying Fundamental Change (or the date on which the Company announces that such Qualifying Fundamental Change will not take place).

The adjustment provided for in this Section 6 shall be made only if the Qualifying Fundamental Change actually occurs or becomes effective.

7. VOTING RIGHTS. The Holder shall have no voting or other rights as a stockholder in either the Issuer or the Parent as the holder of this Bond, except as required by law, including but not limited to the Delaware General Corporation Law, and as expressly provided in this Bond.

8. PAYMENT REDUCTION. The Issuer may withhold any amount in Principal due to the Holder under this Bond up to the amount of damages claimed by the Parent or any of its subsidiaries pursuant to Section 22.3 of the Share Purchase Agreement and Section 16.2 of the Management Warranty Deed (the “REDUCTION AMOUNT”). Any Reduction Amount shall become payable promptly only after final resolution of such Reduction Amount in favor of the Holder in accordance with the terms and conditions of the Share Purchase Agreement or the Management Warranty Deed, as the case may be. In case such Reduction Amount is resolved in favor of the Issuer, the Parent or any of its affiliates, the Principal of this Bond shall be permanently reduced by such Reduction Amount (the “REDUCED PRINCIPAL”). During the pendency of any dispute as to any Reduction Amount, the Notional Initial Number of Shares shall be adjusted pursuant to Section 21(u)(i), and any payment of Principal under this Bond shall include only Reduced Principal.

9. TRANSFER. This Bond may not be transferred by the Holder without the consent of the Issuer and the Parent.

10. REISSUANCE OF THIS BOND.

(a) Transfer. If this Bond is to be transferred pursuant to Section 9 herein, the Holder shall surrender this Bond to the Issuer, whereupon the Issuer will forthwith issue and deliver upon the order of the Holder, a new Bond (in accordance with Section 10(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Bond (in accordance with Section 10(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Bond, acknowledge and agree that, by reason of the provisions of this Section 10(a) the outstanding Principal represented by this Bond may be less than the Principal stated on the face of this Bond.

(b) Lost, Stolen or Mutilated Bond. Upon receipt by the Issuer of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Bond, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Issuer in customary form and, in the case of mutilation, upon surrender and cancellation of this Bond, the Issuer shall execute and deliver to the Holder a new Bond (in accordance with Section 10(d)) representing the outstanding Principal.

(c) Bond Exchangeable for Different Denominations. With written consent of the Issuer, this Bond is exchangeable, upon the surrender hereof by the Holder at the principal office of the Issuer, for a new Bond (in accordance with Section 10(d) and in principal amounts of at least €100,000) representing in the aggregate the outstanding Principal of this Bond, and each such new Bond will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Bond. Whenever the Issuer is required to issue a new Bond pursuant to the terms of this Bond, such new Bond (i) shall be of like tenor with this Bond; (ii) shall represent, as indicated on the face of such new Bond or Bonds, the Principal remaining outstanding (or in the case of a new Bond being issued pursuant to Section 10(a) or Section 10(c), the Principal designated by the Holder which, when added to the principal represented by the other new Bond issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Bond immediately prior to such issuance of new Bond); (iii) shall have an issuance date, as indicated on the face of such new Bond which is the same as the Issuance Date of this Bond; and (iv) shall have the same rights and conditions as this Bond.

11. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Bond shall be cumulative and in addition to all other remedies available under this Bond, the Share Purchase Agreement, the Management Warranty Deed and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Issuer or the Parent to comply with the terms of this Bond. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Issuer or the Parent (or the performance thereof).

12. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Bond is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Bond or to enforce the provisions of this Bond or (b) there occurs any bankruptcy, reorganization, receivership of the Issuer or other proceedings affecting Issuer creditors’ rights and involving a claim under this Bond, then the Issuer shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including but not limited to attorneys’ fees and disbursements.

13. CONSTRUCTION; HEADINGS. This Bond shall be deemed to be jointly drafted by the Issuer, the Parent and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Bond are for convenience of reference and shall not form part of, or affect the interpretation of, this Bond.

14. AMENDMENT. This Bond can only be amended by written agreement between the Holder, the Issuer and the Parent.

15. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

16. DISPUTE RESOLUTION. In the case of a dispute as to the determination of any calculation hereunder, the Issuer shall submit the disputed determinations or arithmetic calculations via facsimile within three Trading Days of receipt or issuance of a Put Notice or Redemption Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Issuer are unable to agree upon such determination or calculation within one Trading Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Issuer shall, within three Trading Days submit via facsimile the disputed determination of the Volume Weighted Average Price, Notional Cash Value or any other calculation hereunder to an independent, reputable investment bank selected by the Issuer and approved by the Holder. The Issuer, at the Issuer’s expense, shall cause the investment bank to perform the determinations or calculations and notify the Issuer and the Holder of the results no later than five Trading Days from the time it receives the disputed determinations or calculations. Such investment bank’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

17. NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Bond, unless otherwise provided herein, such notice shall be given in accordance with Section 19 of the Share Purchase Agreement. The Issuer shall provide the Holder with prompt written notice of all actions taken pursuant to this Bond, including in reasonable detail a description of such action and the reason therefore.

(b) Payments. Whenever any payment of cash is to be made by the Issuer to any Person pursuant to this Bond, such payment shall be made in Euros by a check drawn on the account of the Issuer and sent via overnight courier service to such Person at such address as previously provided to the Issuer in writing (which address, in the case of the Holder, shall initially be as set forth in Section 19 of the Share Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Issuer with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Bond is due on any day which is not a Trading Day, the same shall instead be due on the next succeeding day which is a Trading Day. Any amount due under this Bond which is not paid when due shall result in a late charge being incurred and payable by the Issuer in an amount equal to interest on such amount at the rate of 4% per annum, being the cost of funds to the Holder, from the date such amount was due until the same is paid in full (“LATE CHARGE”). If the Issuer elects to settle any amount shares of Parent Class B Common Stock pursuant to Section 4, the number of shares due to the Holder shall be increased by such number of shares to reflect any Late Charge due to the Holder.

18. CANCELLATION. After all Principal and other amounts at any time owed on this Bond has been paid in full, this Bond shall automatically be deemed cancelled, shall be surrendered to the Issuer for cancellation and shall not be reissued.

19. WAIVER OF NOTICE. To the extent permitted by law, the Issuer hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Bond, the Share Purchase Agreement, the Management Warranty Deed and the Registration Rights Agreement.

20. GOVERNING LAW. This Bond shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Bond shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other the State of New York.

21. CERTAIN DEFINITIONS. For purposes of this Bond, the following terms shall have the following meanings:

(a) “BANKRUPTCY CUSTODIAN” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

(b) “BANKRUPTCY LAW” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), Title 11 of the United States Code, or any similar Canadian or United States federal, state, or provincial law for the relief of debtors.

(c) “BLOOMBERG” means the Bloomberg Information Service or any successor thereto.

(d) “BUSINESS DAY” means any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

(e) “CAPITAL STOCK” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

(f) “CLOSING SALE PRICE” of the Parent Class B Common Stock means, as of any date of determination, the closing per share sale price (or, if no such closing sale price is reported on such day, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Parent Class B Common Stock is traded or, if the Parent Class B Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the National Quotation Bureau Incorporated.

(g) “CONVERSION PREMIUM” means 115%.

(h) “CONVERSION PERIOD” means the period from and including the First Redemption Date to and including December 19, 2013.

(i) “CURRENT MARKET PRICE” means, with respect to any date of determination, the Closing Sale Price per share of Parent Class B Common Stock on the date of determination.

(j) “DEBT” means, with respect to any Person:

(i) indebtedness for money borrowed of such Person, whether outstanding on the date of this Bond or thereafter incurred; and

(ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable.

The amount of indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the amount of any contingent obligation at such date that would be classified as indebtedness in accordance with GAAP; provided, however, that in the case of indebtedness sold at a discount, the amount of such indebtedness at any time will be the accreted value thereof at such time.

(k) “DIVIDEND ADJUSTMENT AMOUNT” means the full amount of the dividend or distribution to the extent payable in cash applicable to one share of the Parent Class B Common Stock less the Dividend Threshold Amount.

(l) “DIVIDEND THRESHOLD AMOUNT” means $0.32 per share of Parent Class B Common Stock per Quarter in the case of regular cash dividends, adjusted in a manner proportional to adjustments made to the Notional Initial Number of Shares other than pursuant to Section 21(u)(v) or 21(u)(vi) and to account for any change in the frequency of payment of regular Cash dividends, and $0.00 in all other cases.

(m) “EURO” means the currency introduced on January 1, 1999 at the start of the third stage of European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended.

(n) “EXCHANGE RATE” means, at any time this Bond calls for a conversion between U.S. dollars and Euros, the average of the closing exchange rates quoted by Bloomberg on each of the previous 5 Trading Days prior to the day such calculation is made.

(o) “FIRST REDEMPTION DATE” means March 14, 2013.

(p) “INITIAL CONVERSION PRICE” means $51.6789.

(q) “MANAGEMENT WARRANTY DEED” means that certain management warranty deed, dated as of April 3, 2012, by and among the management warrantors named therein, Starbev L.P. and Molson Coors Holdco – 2 Inc.

(r) “MARKET DISRUPTION EVENT” means the occurrence or existence for more than one half hour period in the aggregate on any Trading Day for the Class B Common Stock of any suspension or limitation imposed on trading, by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise, in the Class B Common Stock or in any options, contracts or future contracts relating to the Class B Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

(s) “NOTIONAL CASH VALUE” means, on any given date, the average volume weighted market price per share in U.S. dollars of the Parent Class B Common Stock for the five Trading Days ending on the date prior thereto.

(t) “NOTIONAL SHARE VALUE AMOUNT” means the aggregate Notional Cash Value of the Notional Initial Number of Shares.

(u) “NOTIONAL INITIAL NUMBER OF SHARES” means 12,894,044 shares of Parent Class B Common Stock, as adjusted from time to time by the Issuer as follows:

(i) In case there is Reduced Principal pursuant to Section 8, the Notional Initial Number of Shares shall be reduced by multiplying the Notional Initial Number of Shares by a fraction,

A. the numerator of which shall be the Reduced Principal

B. the denominator of which shall be the Principal.

(ii) In case the Parent shall (i) pay a dividend on its Parent Class B Common Stock in shares of Parent Class B Common Stock, (ii) make a distribution on its Parent Class B Common Stock in shares of Parent Class B Common Stock, (iii) subdivide its outstanding Parent Class B Common Stock into a greater number of shares, or (iv) combine its outstanding Parent Class B Common Stock into a smaller number of shares, the Notional Initial Number of Shares in effect immediately prior thereto shall be adjusted so that the Holder of this Bond shall be entitled to receive that number of shares of Parent Class B Common Stock which it would have owned had payment of such Parent Class B Common Stock occurred immediately prior to the record date of such event or the happening of such event. An adjustment made pursuant to this Section 21(u)(ii) shall become effective on the “ex” date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination. If any dividend or distribution of the type described in this Section 21(u)(ii) is declared but not actually paid or made, the Notional Initial Number of Shares shall again be adjusted to the Notional Initial Number of Shares that would have been in effect if such dividend or distribution had not been declared. For the purposes hereof, the term “ex” date, when used with respect to any dividend or distribution, means the first date on which the Parent Class B Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution.

(iii) In case the Parent shall issue rights or warrants to all or substantially all holders of its Parent Class B Common Stock entitling them for a period of not more than 60 days to subscribe for or purchase shares of Parent Class B Common Stock (or securities convertible into Parent Class B Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Parent Class B Common Stock on the Trading Day immediately preceding the “ex” date for such issuance, the Notional Initial Number of Shares shall be adjusted so that the Notional Initial Number of Shares on the “ex” date shall equal the number of shares determined by dividing the Notional Initial Number of Shares in effect immediately prior to such “ex” date by a fraction,

A. the numerator of which shall be the number of shares of Parent Class B Common Stock outstanding immediately prior to such “ex” date plus the number of shares which the aggregate offering price of the total number of shares of Parent Class B Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Parent Class B Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Parent Class B Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Parent Class B Common Stock on the Trading Day immediately preceding such “ex” date, and

B. the denominator of which shall be the number of shares of Parent Class B Common Stock outstanding on such record date plus the number of additional shares of Parent Class B Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective on such “ex” date.

If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised or distributed, the adjusted Notional Initial Number of Shares shall be immediately readjusted to what it would have been based upon the number of additional shares of Parent Class B Common Stock actually issued (or the number of shares of Parent Class B Common Stock issuable upon conversion of convertible securities actually issued).

(iv) In case the Parent shall distribute to all or substantially all holders of its Parent Class B Common Stock any shares of Capital Stock of the Parent (other than Parent Class B Common Stock), evidences of Debt or other non-cash assets (including securities of any Person other than the Parent but excluding (1) dividends or distributions paid exclusively in cash referred to in Section 21(u)(v) or (2) dividends or distributions referred to in Section 21(u)(ii)), or shall distribute to all or substantially all holders of its Parent Class B Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in Section 21(u)(iii) and also excluding the distribution of rights to all or substantially all holders of Parent Class B Common Stock pursuant to the adoption of a stockholder rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Notional Initial Number of Shares shall be adjusted so that the Notional Initial Number of Shares on the “ex” date for such distribution shall equal the number of shares determined by dividing the current Notional Initial Number of Shares by a fraction,

A. the numerator of which shall be the Current Market Price per share of the Parent Class B Common Stock on the Trading Day immediately preceding such “ex” date less the fair market value on such Trading Day (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Holder) of the portion of the Capital

Stock, evidences of Debt or other non-cash assets so distributed or of such rights or warrants applicable to one share of Parent Class B Common Stock (determined on the basis of the number of shares of Parent Class B Common Stock outstanding on the Trading Day immediately preceding such “ex” date), and

B. the denominator of which shall be the Current Market Price per share of the Parent Class B Common Stock on the Trading Day immediately preceding such “ex” date.

Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

In the event the then fair market value (as so determined) of the portion of the Capital Stock, evidences of Indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Class B Common Stock is equal to or greater than the Current Market Price per share of the Class B Common Stock on the Trading Day immediately preceding such “ex” date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Capital Stock, evidences of Indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security immediately prior to the record date for such distribution. In the event that such dividend or distribution is not so paid or made, the Notional Initial Number of Shares shall again be adjusted to be the Notional Initial Number of Shares which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 21(u)(iv) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Parent Class B Common Stock.

In the event that the Parent implements a preferred shares rights plan (“RIGHTS PLAN”), upon transfer of any Parent Class B Common Stock to the Holder or cash in lieu thereof, to the extent that the Rights Plan has been implemented and is still in effect upon such transfer, the Holder will receive either (i) in addition to the Parent Class B Common Stock paid pursuant to the Partial Share Settlement Option hereto, the rights described therein (whether or not the rights have separated from the Parent Class B Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan or (ii) cash in an amount equal to the fair market value thereof. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 21(u)(iv).

Rights or warrants distributed by the Parent to all or substantially all holders of Parent Class B Common Stock entitling the holders thereof to subscribe for or purchase shares of the Parent’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“TRIGGER EVENT”): (A) are deemed to be transferred with such shares of Parent Class B Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Parent Class B Common Stock, shall be deemed not to have been distributed for purposes of this Section 21(u) (and no adjustment to the Notional Initial Number of Shares under this Section 21(u) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Notional Initial Number of Shares shall be made under this Section 21(u)(iv). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Bond, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Notional Initial Number of Shares under this Section 21(u) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Notional Initial Number of Shares shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Parent Class B Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Parent Class B Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Notional Initial Number of Shares shall be readjusted as if such rights and warrants had not been issued.

(v) In case the Parent shall, by dividend or otherwise, at any time distribute (a “TRIGGERING DISTRIBUTION”) to all or substantially all holders of its Parent Class B Common Stock Cash dividends and other cash distributions (other than (x) distributions described in 21(u)(vi) below, (y) any dividend or distribution in connection with liquidation, dissolution or winding up or (z) any regular quarterly cash dividend on Parent Class B Common Stock to the extent that the aggregate amount of such cash dividend per share of the Parent Class B Common Stock does not exceed the Dividend Threshold Amount (subject to adjustment)), the Notional Initial Number of Shares shall be adjusted so that the same shall equal the number of shares determined by dividing such Notional Initial Number of Shares in effect on the Trading Day immediately preceding the “ex” date with respect to such cash dividend or distribution by a fraction,

A. the numerator of which shall be the Current Market Price per share of the Parent Class B Common Stock as of the Trading Day immediately preceding the “ex” date with respect to the dividend or distribution less the Dividend Adjustment Amount, and

B. the denominator of which shall be such Current Market Price per share of the Parent Class B Common Stock as of the Trading Day immediately preceding the “ex” date with respect to the dividend or distribution.

Such adjustment shall become effective immediately prior to the opening of business on the “ex” date for such dividend or distribution; provided, however, that, in the event the portion of the Triggering Distribution applicable to one share of Parent Class B Common Stock is equal to or greater than the Current Market Price on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive the amount of cash such Holder would have received had such Holder received Parent Class B Common Stock pursuant to the Partial Share Settlement Option immediately prior to the record date for such dividend or distribution. In the event that such dividend or distribution is not so paid or made, the Notional Initial Number of Shares shall again be adjusted to be the Notional Initial Number of Shares that would then be in effect if such dividend or distribution had not been declared.

(vi) In case any tender offer made by the Parent or any of its subsidiaries for Parent Class B Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Holder) of any other consideration) that exceeds an amount equal to the Current Market Price per share of Parent Class B Common Stock as of the last date (the “EXPIRATION DATE”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter called the “EXPIRATION TIME”), then, immediately prior to the opening of business on the day after the Expiration Date, the Notional Initial Number of Shares shall be adjusted so that the same shall equal the number of shares determined by dividing the Notional Initial Number of Shares in effect immediately prior to 5:00 p.m. (New York City time) on the Expiration Date by a fraction,

A. the numerator of which shall be the product of the number of shares of Parent Class B Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Parent) immediately before the Expiration Time multiplied by the Current Market Price per share of the Parent Class B Common Stock on the Trading Day next succeeding the Expiration Date and

B. the denominator of which shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “PURCHASED SHARES”) and (y) the product of the number of shares of Parent Class B Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Parent) immediately after the Expiration Time and the Current Market Price per share of Parent Class B Common Stock on the Trading Day next succeeding the Expiration Date.

In the event that the Parent is obligated to purchase shares pursuant to any such tender offer, but the Parent is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Notional Initial Number of Shares shall again be adjusted to be the Notional Initial Number of Shares which would have been in effect based upon the number of shares actually purchased. If the application of this Section 21(u)(vi) to any tender offer would result in a decrease in the Notional Initial Number of Shares, no adjustment shall be made for such tender offer under this Section 21(u)(vi).

For purposes of this Section 21(u)(vi), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(vii) No Adjustment.

A. Notwithstanding the provisions of Section 21(u)(i) to 21(u)(vi), no adjustment in the Notional Initial Number of Shares shall be required unless the adjustment would result in a change of at least 1% in the Notional Initial Number of Shares as last adjusted; provided, however, that any adjustments which by reason of this Section 21(u)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward, upon required purchases of this Bond in connection with the Put Right and five Business Days prior to the Final Maturity Date. All calculations under this Section 21(u) shall be made to the nearest one-hundredth of a share, as the case may be, with any fractional shares paid in cash.

B. Except as otherwise provided herein, no adjustment need be made for issuances of Parent Class B Common Stock pursuant to a Parent plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Parent Class B Common Stock.

C. No adjustment to the Notional Initial Number of Shares will be required in respect of any transaction that the Holder will participate in without conversion of this Bond.

(viii) Adjustment for Tax Purposes. The Parent shall be entitled to make such reductions in the Notional Initial Number of Shares, for the remaining term of this Bond or any shorter term, in addition to those required by this Section 21(u), as the Board of Directors may determine to be advisable in order to avoid or diminish any tax to any holders of shares of Parent Class B Common Stock or rights to purchase Parent Class B Common Stock resulting from any stock dividends, subdivisions of shares, distributions of rights or warrants to purchase or subscribe for stock or securities, distributions of securities convertible into or exchangeable for stock hereafter made by the Parent to its stockholders or from any event treated as such for income tax purposes.

(ix) Notice of Certain Transactions. In the event that (1) the Parent takes any action which would require an adjustment in the Notional Initial Number of Shares; (2) the Parent consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Parent must approve the transaction; or (3) there is a dissolution or liquidation of the Parent, the Issuer shall mail to the Holder a notice stating the proposed record or effective date, as the case may be, and mail the notice at least 10 days before such date; provided, further, that upon occurrence of an event referred to in clause (1) of this Section 21(u)(ix), the Issuer shall mail to the Holder an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 21(u)(ix).

(v) “OFFICER’S CERTIFICATE” means a certificate signed by one officer of the Issuer;

(w) “PARENT CLASS B COMMON STOCK” means (i) the Parent’s Class B Common Stock, par value $0.01 per share, and (ii) any Capital Stock resulting from a reclassification of such Parent Class B Common Stock.

(x) “PARTIAL SHARE SETTLEMENT AMOUNT” shall be determined by dividing the Upside Amount by the Notional Cash Value.

(y) “PERSON” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(z) “QUARTER” means any fiscal quarter for the Parent.

(aa) “REDEMPTION EXCHANGE RATE” means the closing exchange rates quoted by Bloomberg for each Trading Day used to calculate the Redemption Parity Value at any given time.

(bb) “REGISTRATION RIGHTS AGREEMENT” means that certain registration rights agreement between the Parent, the Issuer and the Holder relating to the registration of the resale of the shares of Parent Class B Common Stock issuable upon conversion of this Bond.

(cc) “SHARE PURCHASE AGREEMENT” means the share purchase agreement dated 3 April 2012 between Molson Coors Holdco-2, Inc., the Parent and the Holder (as amended and modified by that certain Amendment and Novation Agreement, dated 14 June 2012, by and between Molson Coors Holdco 2 LLC (formerly known as Molson Coors Holdco – 2 Inc.), a Delaware limited liability company, Molson Coors Netherlands B.V., a private company with limited liability (in Dutch: ‘besloten vennootschap met beperkte aansprakelijkheid’) incorporated under the laws of the Netherlands, the Parent, the Holder and the individuals executing such Amendment and Novation Agreement) pursuant to which the Issuer issued this Bond and the Parent issued the Guarantee.

(dd) “TRADING DAY” means a day on which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange or, if the Parent Class B Common Stock is not listed on the New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Parent Class B Common Stock is then listed is open for trading or, if the Parent Class B Common Stock is not so listed, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(ee) “UPSIDE AMOUNT” means the positive difference, if any, of (i) the Notional Share Value Amount converted into Euros at the Exchange Rate over (ii) the principal amount of this Bond.

(ff) “VOLUME WEIGHTED AVERAGE PRICE” means per share of Class B Common Stock on any Trading Day means the volume weighted average price on the principal exchange or over-the-counter market on which the Class B Common Stock is then listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day as displayed under the heading “Bloomberg VWAP” on Bloomberg page TAP.N <equity> AQR or any successor thereto, or if such Volume Weighted Average Price is not available, the Board of Directors’ reasonable, good faith estimate of the volume weighted average price of the shares of Class B Common Stock on such Trading Day (whose determination shall be conclusive evidence of such Volume Weighted Average Price and which shall be evidenced by an Officers’ Certificate delivered to the Holder). If the Issuer and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 16. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during applicable calculation period.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer, Parent and Holder have each caused this Bond to be duly executed as of the Date of Issuance set out above.

MOLSON COORS HOLDCO, INC.

By:	/s/ E. Lee Reichert
Name: E. Lee Reichert
Title: Assistant Secretary and
Deputy General Counsel

MOLSON COORS BREWING COMPANY

By:	/s/ Samuel D. Walker
Name: Samuel D. Walker
Title: Chief Legal and People Officer
and Secretary

STARBEV L.P.

By:	STARBEV GP LIMITED
Title:	General Partner

By:	/s/ Carl Hansen
Name: Carl Hansen
Title: Director

EXHIBIT A

STARBEV L.P. PUT NOTICE

Reference is made to the Convertible Bond (the “BOND”) issued to STARBEV L.P. (the “Holder”) by MOLSON COORS HOLDCO, INC. (the “ISSUER”) on June 15, 2012. In accordance with and pursuant to the terms of the Bond, the Holder hereby elects to exercise its Put Right (as defined in the Bond) of the Bond indicated below into cash and, if applicable, Class B Common Stock (the “CLASS B COMMON STOCK”), of MOLSON COORS BREWING COMPANY (the “PARENT”) as of the date specified below.

Put Exercise Date:

Principal to be repaid:

Upside Amount (as defined in the Bond):

Please issue a check drawn on an account of the Issuer, and, if applicable, any Parent Class B Common Stock into which the Bond is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization: Starbev L.P.

By:

Title:

Dated:

Account Number:                                                                      (if electronic book entry transfer)

Transaction Code Number:                                                                  (if electronic book entry transfer)

A-1

EXHIBIT B

MOLSON COORS HOLDCO INC. REDEMPTION NOTICE

Reference is made to the Convertible Bond (the “BOND”) issued to STARBEV L.P. (the “Holder”) by MOLSON COORS HOLDCO, INC. (the “ISSUER”) on June 15, 2012. In accordance with and pursuant to the terms of the Bond, the Issuer hereby elects to exercise its option to redeem the Bond for cash and, if applicable, Class B Common Stock (the “CLASS B COMMON STOCK”), of MOLSON COORS BREWING COMPANY (the “PARENT”) as of the date specified below.

Redemption Notice Date:

Principal to be repaid:

Upside Amount (in Euros) or Partial Share Settlement Amount (in Shares) (each, as defined in the Bond):

Authorization: Molson Coors Holdco, Inc.

By:

Title:

Dated:

B-1

EXHIBIT C

FORM OF PARENT GUARANTEE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Section 1 Guarantee.

Molson Coors Brewing Company, a Delaware corporation (the “GUARANTOR”), hereby unconditionally and irrevocably guarantees to the Starbev L.P., a Jersey limited partnership or its registered assigns (the “HOLDER”) (a) the full and punctual payment of all of the principal of, and any premium on, the Bond when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Bond; and (b) the full and punctual performance within applicable grace periods of all other obligations of the Molson Coors Holdco, Inc., a Delaware corporation (the “ISSUER”), under the Bond dated as of the date hereof by and between the Issuer, the Guarantor and the Holder (all the foregoing being hereinafter collectively called the “GUARANTEED OBLIGATIONS”).

In addition, the Guarantor waives: (1) presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for non-payment; and (2) notice of any default under the Bond or the Guaranteed Obligations, and agrees that the Holder may exercise their rights of enforcement under its Guarantee without first exercising their rights of enforcement directly against the Issuer. The obligations of the Guarantor hereunder shall not be affected by: (a) the failure of the Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under the Bond or any other agreement or otherwise; (b) any extension or renewal of the Bond or any agreement or otherwise; (c) any rescission, waiver, amendment or modification of any of the terms or provisions the Bond; or (d) any change in ownership of the Guarantor.

The Guarantor further agrees that its Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection).

Except as expressly set forth in the Bond, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantor’s obligations herein shall not be discharged or impaired or otherwise affected by the failure of the Holder to assert any claim or demand or to enforce any remedy under the Bond, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

The Guarantor further agrees that its Guaranteed Obligations herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, or premium on, any Guaranteed Obligation is rescinded or must otherwise be restored by the Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of, or premium on, any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and shall, upon receipt of written demand by the Holder, forthwith pay, or cause to be paid, in cash, to the Holder an amount equal to the sum of: (1) the unpaid amount of such Guaranteed Obligations; and (2) all other monetary Guaranteed Obligations of the Issuer to the Holder.

The Guarantor agrees that, as between it, on the one hand, and the Holders on the other hand: (a) the maturity of the Guaranteed Obligations may be accelerated as provided in Section 5 of the Bond for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (b) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Section 5 in the Bond, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

The Guarantor also agrees to pay any and all costs and expenses (including reasonable fees and expenses of attorneys and other agents) incurred by the Holder in enforcing any rights under this Guarantee.

Section 2 Limitation on Liability.

Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guarantee or the Bond voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 3 Successors and Assigns.

This Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure for the benefit of the successors and assigns of the Holders and, in the event of any transfer or assignment of rights by any Holder, the rights and privileges conferred upon that Holder in this Guarantee and in the Bond shall automatically extend to and be vested in such transferee or assignee, all subject to the terms of the Bonds and this Guarantee.

Section 4 No Waiver.

Neither a failure nor a delay on the part of the Holder in exercising any right, power or privilege under this Guarantee shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holder herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which they may have under this Guarantee or the Bond at law, in equity, by statute or otherwise.

Section 5. Status

This Guarantee is a direct, unconditional, unsubordinated and unsecured obligation of the Parent and amounts owed under it shall rank pari passu and rateably without any preference among themselves and equally with all other existing and future unsecured and unsubordinated obligations of the Parent but, in the event of a bankruptcy or winding-up, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

Section 5 Modification.

No modification, amendment or waiver of any provision of this Guarantee, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 6: Termination

This Guarantee shall automatically terminate when the Bond is no longer outstanding.

APPENDIX A

Make Whole Table (Number of Additional Parent Class B Common Stock Delivered)

	Stock Price of Parent Class B Common Stock on a qualifying fundamental change(1)
Qualifying Fundamental Change Date	€33.72	€35.64	€37.52	€39.39	€41.27	€43.15	€45.02	€46.90	€48.77	€50.65	€52.52	€54.29	€56.28	€58.15
06/30/2012	1,934,105	1,511,411	989,710	652,303	405,545	234,147	122,970	58,047	25,393	10,994	3,845	903	16	4
09/30/2012	1,934,105	1,422,986	967,602	625,161	378,597	211,458	106,064	47,085	19,504	7,742	2,317	336	2	0
12/31/2012	1,934,105	1,398,765	930,362	584,246	341,155	181,217	84,853	34,392	13,348	4,592	1,018	0	0	0
03/31/2013	1,934,105	1,355,700	876,074	529,438	293,415	145,226	61,909	22,423	8,037	2,223	251	0	0	0
06/30/2013	1,934,105	1,294,603	800,299	453,473	229,903	100,494	35,874	11,100	3,163	446	0	0	0	0
09/30/2013	1,934,105	1,208,343	681,135	333,296	136,110	43,056	9,833	2,112	123	0	0	0	0	0
12/31/2013	1,934,105	1,134,385	432,964	0	0	0	0	0	0	0	0	0	0	0

(1)	The Stock Price of Parent Class B Common Stock quoted on the New York Stock Exchange shall be divided by 1.3327 for the purposes of the Make Whole Table.

The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is:

(i)	between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;
(ii)	in excess of €58.15 per share (subject to adjustment), no increase in the conversion rate will be made; and
(iii)	less than €33.72 per share (subject to adjustment), no increase in the conversion rate will be made.

APP-1